MediaOne Group, Inc.
Earnings Per Share Highlights
(UNAUDITED)
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

                                               Three Months Ended
                                                    Mar 31,
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

                                                2000       1999
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Earnings (Loss)Per Share -
   As Reported

   Average Shares
      Outstanding (millions)
         Basic                                   642.9      603.8
         Diluted                                 651.1      603.8

   Basic Earnings (Loss)
      per common share                          $  1.80    $ (0.21)

   Diluted Earnings (Loss)
      per common share                          $  1.78    $ (0.21)
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Common Shares (millions)
   Actual Shares Outstanding                      638.9      604.0
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Normalized Earnings (Loss) Per Share
   Basic EPS                                    $  1.80    $ (0.21)
      Adjustment for One Time
      Unusual Transactions
         Gains on Sales of
           Investments                            (2.09)     (0.20)
         Primestar Loss                               -       0.07
         Merger Costs                              0.02       0.03

                                                 --------   --------
   Normalized Basic EPS                         $ (0.27)   $ (0.31)
                                                 ========   ========
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